UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

SPECIALTY CONTRACTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-166057	27-1897718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 LBJ Freeway 10th Floor, Dallas TX 75243
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (510) 590-2501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2014 as a result of its recent acquisition, CIAO Group, Inc., formerly known as Specialty Contractors, Inc., (the “Company”) amended its Certificate of Incorporation to change its name to CIAO Group, Inc. The Company received approval of approximately 62.77% of its outstanding shares for the amendment of its Articles of Incorporation.

As a result of the name change, the Company’s trading symbol was changed to “CIAU.OB” effective June 6, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the amendment to the Company’s Articles of Incorporation, the Company received the written consent of its majority shareholder, owning approximately 62.77% of the issued and outstanding shares of the Company’s common stock, approving the amendment.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description of Exhibit

2.3* Amendment to Certificate of Incorporation

__________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2014	CAIO GROUP, INC.

f/k/a SPECIALTY CONTRACTORS, INC.

/s/ Eugenio Santos
Eugenio Santos, CEO

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